Exhibit 5.1

Opinion of Greenberg Traurig, P.A.

February 3, 2004

RELM Wireless Corporation

7100 Technology Drive

West Melbourne, Florida  32904

Re:

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-25795)

Gentlemen:

We have acted as counsel to RELM Wireless Corporation, a Nevada corporation (the “Company”), in connection with the preparation of the Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-25795) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof (the “Registration Statement”) relating to the registration of an aggregate of 200,000 shares of the Company’s Common Stock, $0.60 par value per share (the “Shares”), reserved for issuance from time to time under its 1996 Stock Option Plan for Non-Employee Directors (the “Plan”).

In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Articles of Incorporation, as amended, and Bylaws of the Company as currently in effect, (b) the Post-Effective Amendment No. 1 to Registration Statement on Form S-8, (c) the Plan, (d) certain resolutions adopted by the Board of Directors of the Company, and (e) such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

Based on the foregoing, it is our opinion that the Shares will be, when issued and sold in the manner referred to in the Plan, legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Greenberg Traurig, P.A.

Greenberg Traurig, P.A.